ADMINISTRATIVE SERVICES AGREEMENT

This Administrative Services Agreement (the "Agreement") dated as of
January 1,   1998, is made by and among Hollywood Management Corporation
("HMC"), an Oregon corporation, and Hollywood Entertainment Corporation ("HEC"), an Oregon corporation (each a "Party" and all of the foregoing being the "Parties").
RECITALS

A.	HMC is a wholly owned subsidiary of HEC.
B.	The Parties expect to share in the future a variety of services as set forth in this agreement.
C.	The Parties desire to share services and to enter into this
Agreement to provide an arms-length basis for determining each Party's reimbursement obligations for the use of such services.
AGREEMENT

In consideration of the terms and conditions set forth in this Agreement, the Parties agree as follows:

1. Management and Administrative Services. HMC agrees to provide HEC, for so long as HEC may request, full administrative support including, without limitation, making its relevant employees available to HEC as is necessary to provide management and administrative support to HEC's day-to-day operations. Such services shall include planning, accounting, legal, tax, operational, financial, treasury, budgeting, warehousing, marketing other related services which may be requested by HEC from time to time (the "Management and Administrative Services").

2. Purchasing Services. HMC agrees to operate as an agent of HEC, for so long as HEC may request, to purchase goods including, without limitation, all new and used tapes, video games, audio books and other necessary rental and sell through inventory items (the "Purchasing Services") that HEC deems appropriate to carry on its day-today operations.

3. Insurance. Each Party agrees to pay its respective prorated portions of premiums for any common liability and property insurance policies and life, health and disability insurance plans. HMC agrees to provide HEC with administrative services relating to its insurance requirements.


4.    Fees.
(a) Management and Administrative Services Fee. In consideration for the Management and Administrative Services, HEC agrees to pay HMC a fee equal to the costs incurred by HMC to provide the Management and Administrative Services plus a fifteen percent (15%) mark-up on such costs (the "Administrative Services Fee"). The costs incurred by HMC to provide the Management and Administrative Services to HEC shall equal the direct and indirect labor, materials and overhead costs, plus all other compensation received or recognized by HMC employees during the year.
(b) Purchasing Fee. In consideration for the aforementioned Purchasing Services, HEC agrees to pay HMC a fee equal to 6% of the purchase price of items HMC purchases for HEC (the "Purchasing Fee").
(c) Payment of Fees. HMC shall invoice HEC for both the Administrative Services Fee and the Purchasing Fee at least once a month. The invoice is payable by HEC within fifteen (15) days of receipt of the invoice. Any difference between the estimated fee paid during the year and the actual amount due shall be settled by and between the parties not more than 60 days following the close of each annual accounting period.

5. Other Transactions. Both Parties agree that all future transactions or other arrangements, if any, with the other Party (other than the transactions and arrangements specifically addressed in this Agreement) will be on an arms-length basis containing terms no less favorable to HMC or HEC, respectively, then could have been obtained from an unrelated third party.

6. Maintenance of Records; Right to Inspect. HMC agrees to maintain such records as are required to evidence its compliance with the terms of this Agreement. HMC shall permit one or more representatives of any Party that is obligated to pay or makes payment to HMC for goods or services pursuant to this Agreement to inspect, at any reasonable time and upon reasonable terms, the records of HMC pertaining to the basis for such payment and to HMC's compliance with the provisions of this Agreement.

7. Indemnification. HEC shall indemnify HMC against all actions, proceedings, claims, demands, costs, liabilities, damages or losses of any kind or nature whatsoever that may be brought, commenced or prosecuted against or incurred by HMC by reason of actions taken by it or its obligations under this Agreement (and also against all costs, damages and expenses that HMC may pay or incur in defending or settling the same) except to the extent any such action, proceeding, claim, demand, cost, liability, damage or loss arises out of or is caused by the gross negligence or willful misconduct of HMC.

8. Term. This Agreement shall be effective as of the last date signed and shall continue in full force and effect until terminated by either party for any reason upon thirty (30) days written notice.

9. Representations of the Parties. Both Parties represent and warrant to the other Party that:
(a) The Party is a corporation duly organized and validly existing under the laws of the State of Oregon;
(b) The Party has full power, authority and legal right to perform the provisions of this Agreement;
(c) This Agreement constitutes a valid and binding obligation of the Party enforceable in accordance with its terms, and does not constitute a breach of or default under any other agreement to which the Party is a party or by which any of its assets are bound or affected; and
(d) The fee arrangements set forth in Section 4 are no less favorable to each Party than what each Party could obtain in an arm's length transaction with an unrelated third party.

10. Confidentiality. Both Parties agree to hold in trust and to maintain confidential all non-public information, oral or written, that the other Party considers to be secret, sensitive or confidential, and will not disclose such confidential information to any third party without the prior written consent of the other Party.

11. Expenses. Both Parties shall pay their own expenses incident to the negotiation and execution of this Agreement.

12. Notices. Any notice or other communication required or permitted under this Agreement shall be in writing (which may take the form of a telecopy communication) and shall be sent by registered or certified mail, return receipt requested, telecopier or hand delivery:

(a) If to HMC, to the following address:
		Hollywood Management Corporation
		25600 SW Parkway Center Drive
		Wilsonville, Oregon 97070
		Fax: (503) 570-1701
		Attention:  Donald J. Ekman

(b) If to HEC, to the following address:
		Hollywood Entertainment Corporation
		25600 SW Parkway Center Drive
		Wilsonville, Oregon 97070
		Fax: (503) 570-1701
		Attention:  Donald J. Ekman


Unless otherwise provided in this Agreement, all notices communications shall be deemed to have been duly given or made (i) when delivered by hand,
(ii) five business days after being deposited in the mail, postage prepaid, as registered or certified mail, return receipt requested, or (iii) when telecopied, receipt acknowledged. The address or telecopy numbers to which notices or other communication shall be directed may be changed from time to time by any Party by giving notice to the other Parties of the substituted address or telecopy number.

13. Choice of Law. This Agreement will be governed by, and all disputes arising under this Agreement will be resolved in accordance with, the law of the state of Oregon.

14. Severability. If any provision of this Agreement will, to any extent, be invalid or unenforceable, the remainder of this Agreement will not be affected thereby and will be valid and enforceable to the fullest extent permitted by law.

15. Binding Effect. This Agreement will be binding upon and inure to the benefit of all of the Parties and their successors and assigns; provided that no Party may assign its rights under this Agreement without the prior written consent of the other Party.

16. Amendment and Waiver. No supplement, modification or amendment of, or waiver with respect to, this Agreement shall be binding unless executed in writing. This Agreement may be modified, amended or terminated upon the written agreement of both Parties hereto.

17. Entire Agreement. This Agreement and agreements referenced here in constitutes the entire agreement pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the Parties in connection herewith. No covenant, representation or condition not expressed in this Agreement will affect or be effective to interpret, change or restrict the express provisions of this Agreement.

18. Counterparts. This Agreement may be executed in counterparts, each of which will be considered an original, but all of which together will constitute the same instrument.

19.	Related Documents.  Other related agreements between the Parties are set forth in Exhibit A.

IN WITNESS WHEREOF, the Parties have executed this Administrative
Services Agreement as of the date first above written.

HOLLYWOOD MANAGEMENT CORPORATION



			By:	/s/ Donald J. Ekman
				SR. Vice President


HOLLYWOOD ENTERTAINMENT CORPORATION



			By:	/s/ Donald J. Ekman
				SR. Vice President